July 29, 2024

Princeton Everest Fund

8500 Normandale Lake Blvd., Suite 1900

Minneapolis, MN 55437

Re:	Princeton Everest Fund (the “Fund”), File Nos. 333-266538, 811-23000

Gentlemen:

A legal opinion (the “Legal Opinion”) that we prepared was filed with the Registration Statement on Form N-2 for the Fund on September 30, 2014. We hereby give you our consent to incorporate by reference the Legal Opinion into Amendment No. 16 (the “Amendment”) to the Fund’s Registration Statement on Form N-2 and consent to all references to us in the Amendment.

Very truly yours,

/s/

Thompson Hine LLP